UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2006
VESTIN REALTY MORTGAGE I, INC.
(Exact name of registrant as specified in its charter)

Maryland	333-125347	20-4028839
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8379 WEST SUNSET ROAD
LAS VEGAS, NEVADA 89113
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (702) 227-0965

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On October 26, 2006, Vestin Realty Mortgage I, Inc. through its Manager, Vestin Mortgage, Inc., issued a press release announcing its financial results for the three and five months ended September 30, 2006. In addition, on October 24, 2006, the Board of Directors declared a quarterly cash dividend of $0.15 per share, for the three months ended September 30, 2006, on October 24, 2006 to be paid on November 29, 2006, to the stockholders of record as of November 13, 2006. A copy of the press release is furnished as Exhibit 99.1 to this report.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VESTIN REALTY MORTGAGE I, INC.

	By	Vestin Mortgage, Inc., its sole manager

Date: October 26, 2006	By	/s/ John Alderfer
John Alderfer
Chief Financial Officer